UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 10, 2005
                               ------------------


                              INTERMOST CORPORATION
                     ------------------------------------
             (Exact name of registrant as specified in its charter)


          Wyoming                       0-30430                     87-0418721
-------------------------------    ---------------        ----------------------
  (State or other jurisdiction     (Commission               (IRS Employer
    of incorporation)               file number)          Identification Number)


              31st Floor, B31-23 Guomao Building, Renmin Rd.(South)
                   Shenzhen, People's Republic of China 518014
               (Address of principal executive offices)(Zip Code)


                               (86) 755 8221-0238
                            (Registrant's telephone
                          number, including area code)


                                       N/A
                      ----------------------------------
         (Former name and former address, if changed since last report)

Item 3.02         Unregistered Sale of Equity Securities

On September 10, 2005, the Company sold 40,000,000 shares of its common stock under the exemption provision of Regulation S to four parties at US$0.05 per share, raising a total US$2,000,000. The Company intends to use the proceeds for general working capital purposes.

Item 5.01         Changes in Control of the Registrant.

As of September 10, 2005, the Company had issued and outstanding 100,410,278 shares of its common stock. Following the issuance of the shares referenced in
Item 3.02, the Company will have 140,410,278 shares issued and outstanding. The following entities will now own collectively 28.49% of the Company's common stock, although there is no indication that these entities will act collectively.

    Name of Entity                     No. of Shares Owned     Percent of Total
    Original Group Holdings
    Limited                                 6,668,000               4.75

    Piaster Assets, Inc.                    6,666,000               4.75

    Alfredo Properties Limited             20,000,000              14.24

    Magnate Trading Services Limited        6,666,000               4.75
                                            ---------              -----

    Total                                  40,000,000              28.49
                                           ==========              -----




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       INTERMOST CORPORATION

Dated: September 15, 2005
                                                       By: /s/ Andy Lin
                                                           ----------------
                                                             Andy Lin
                                                             President